CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 24, 2019 on the financial statements and financial highlights of Lyrical U.S. Value Equity Fund, a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the November 30, 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 28, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 24, 2019 on the financial statements and financial highlights of Ryan Labs Core Bond Fund and Ryan Labs Long Credit Fund, each a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the November 30, 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 28, 2019